Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2017 RESULTS

Reaffirms Fiscal Year 2017 Revenue and EPS Guidance and Updates Cash Guidance

BERWYN, Pa. - February 2, 2017 - Triumph Group, Inc. (NYSE: TGI ) (“Triumph” or the “Company”) today reported financial results for its third quarter of fiscal year 2017, which ended December 31, 2016.

Third Quarter Fiscal 2017 Results

•	Net sales were $844.9 million.

•	Operating income was $55.2 million; excluding transformation related costs of $28.5 million, operating income was $83.6 million, reflecting an adjusted operating margin of 10%.

•	Net income was $29.3 million, or $0.59 per diluted share; excluding the aforementioned costs, net income was $50.1 million, or $1.01 per diluted share.

•	Cash used in operations was $41.4 million, a 12% improvement from the second quarter of fiscal 2017.

•	Free cash flow use was $37.4 million, a 24% improvement from the second quarter of fiscal 2017.

•	Reaffirms revenue guidance of $3.5 to $3.6 billion and earnings per diluted share guidance of $3.15 to $3.45.

•	Adjusts fiscal 2017 cash use guidance to $190.0 million to $210.0 million due to higher working capital requirements related to major development program.

“Our third quarter performance reflected a continued focus on working capital initiatives, as well as improved margins in our Integrated Systems and Product Support segments, which partially offset the impact of anticipated volume declines on legacy programs,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Our new business pipeline and win rate continue to improve, and we are pleased to have added several new customers in the third quarter. We’ve completed many of the critical steps of our strategy over the past three quarters and remain focused on transforming all aspects of our business in order to deliver value to our shareholders.”
“We are executing our One Triumph transformation strategy and are on track to exceed our full year cost savings goal of $44 million. Additionally, we announced definitive agreements to divest two businesses as part of our ongoing efforts to streamline our portfolio and strengthen our balance sheet. As our Precision Components segment works through its restructuring, we were pleased that the segment’s Interiors business received the 2016 Partner of the Year Award from Mitsubishi Heavy Industries.”
Third Quarter Fiscal 2017 Overview

Net sales for the fiscal third quarter of 2017 declined 8% from the prior year quarter net sales, including $1.2 million of incremental sales from the October 2015 acquisition of Fairchild Controls offset by $4.5 million of revenues related to the second quarter divestiture. On an organic basis, sales were down 7% primarily due to production rate reductions by customers on the 747-8, G450/550 and C-17 programs, changes in model mix, decreased demand in commercial rotorcraft and foreign exchange rates. These factors were partially offset by increased production rates on the 767/Tanker program and stronger sales in the Product Support segment resulting from key contract wins with regional and commercial operators for components and accessories.

Operating income included $14.1 million of restructuring costs and $14.4 million loss on the pending sale of assets of Triumph Air Repair, the APU overhaul operations of Triumph Aviation Services-Asia, Ltd. and Triumph Engines-Tempe. Cumulative catch-up adjustments on long-term contracts were a net favorable $2.1 million.

Net income for the third quarter of fiscal year 2017 was $29.3 million, or $0.59 per diluted share. Triumph’s results included the following:

($ million except EPS)	Pre-Tax	After Tax	Diluted EPS
Income from Continuing Operations (GAAP)	$35.5	$29.3	$0.59
Transformation related costs:
Loss on assets held for sale	14.4	10.5	0.21
Restructuring Costs (non-cash)	3.1	2.2	0.05
Restructuring Costs (cash)	11.1	8.1	0.16

Adjusted Income from Continuing Operations (Non GAAP)	$64.1	$50.1	$1.01

The number of shares used in computing diluted earnings per share for the third quarter of fiscal year 2017 was 49.4 million.

For the quarter ended December 31, 2016, cash used in operations was $41.4 million, which reflected continued investment in key development programs and restructuring efforts. This was a $5.8 million improvement from the prior quarter.

Outlook

Based on current aircraft production rates, the Company reaffirmed its fiscal year 2017 revenue outlook of $3.5 to $3.6 billion and full year earnings per diluted share guidance of $3.15 to $3.45. This guidance assumes an effective tax rate of 18% and does not include any gain/loss on divestitures.

The Company is adjusting its free cash use guidance to $190.0 million to $210.0 million from $100.0 million to $120.0 million due to higher working capital requirements related to a major development program. The Company’s current outlook includes restructuring costs and benefits but does not take into account any divestitures.

Conference Call

Triumph Group will hold a conference call today, February 2nd at 8:30 a.m. (ET) to discuss the third quarter fiscal year 2017 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from February 2nd to February 9th by calling (888) 859-2056 (Domestic) or (404) 537-3406 (International), passcode # 51789715.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The Company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 10 PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF INCOME	2016	2015	2016	2015

Net sales	$844,863	$913,866	$2,612,885	$2,828,278

Operating income (loss)	55,166	(126,250)	172,379	91,663

Interest expense and other	19,698	15,792	55,721	49,539
Income tax expense (benefit)	6,136	(53,393)	32,786	6,429

Net income (loss)	$29,332	$(88,649)	$83,872	$35,695

Earnings per share - basic:

Net income (loss)	$0.59	$(1.80)	$1.70	$0.73

Weighted average common shares outstanding - basic	49,329	49,228	49,294	49,213

Earnings per share - diluted:

Net income (loss)	$0.59	$(1.80)	$1.70	$0.72

Weighted average common shares outstanding - diluted	49,440	49,228	49,421	49,312

Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	December 31,	March 31,
	2016	2016
Assets
Cash and cash equivalents	$35,461	$20,984
Accounts receivable, net	307,853	444,208
Inventories, net of unliquidated progress payments of $109,334 and $123,155	1,474,054	1,236,190
Prepaid and other current assets	23,564	41,259
Assets held for sale	77,235	—
Current assets	1,918,167	1,742,641

Property and equipment, net	820,177	889,734
Goodwill	1,407,532	1,444,254
Intangible assets, net	605,248	649,612
Other, net	107,796	108,852

Total assets	$4,858,920	$4,835,093

Liabilities & Stockholders' Equity
Current portion of long-term debt	$187,731	$42,441
Accounts payable	403,921	410,225
Accrued expenses	561,817	683,208
Liabilities related to assets held for sale	14,125	—
Current liabilities	1,167,594	1,135,874

Long-term debt, less current portion	1,470,649	1,374,879
Accrued pension and post-retirement benefits, noncurrent	599,089	664,664
Deferred income taxes, noncurrent	82,322	62,453
Other noncurrent liabilities	558,450	662,279

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,557,751 and 49,328,999 shares outstanding	51	51
Capital in excess of par value	843,607	851,102
Treasury stock, at cost, 2,903,169 and 3,131,921 shares	(184,668)	(199,415)
Accumulated other comprehensive loss	(386,471)	(347,162)
Retained earnings	708,297	630,368
Total stockholders' equity	980,816	934,944

Total liabilities and stockholders' equity	$4,858,920	$4,835,093

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Sales:
Integrated Systems	$256,080	$271,849	$758,803	$791,901
Aerospace Structures	304,235	346,639	956,114	1,127,230
Precision Components	226,294	250,284	740,354	781,250
Product Support	87,292	78,127	257,317	226,649
Elimination of inter-segment sales	(29,038)	(33,033)	(99,703)	(98,752)
	$844,863	$913,866	$2,612,885	$2,828,278

Operating Income (Loss):
Integrated Systems	$51,596	$52,321	$145,379	$153,978
Aerospace Structures	23,867	(210,938)	57,898	(132,458)
Precision Components	2,942	24,106	7,223	74,468
Product Support	14,662	12,402	42,986	31,514
Corporate	(37,901)	(4,141)	(81,107)	(35,839)
	$55,166	$(126,250)	$172,379	$91,663

Operating Margin %
Integrated Systems	20.1%	19.2%	19.2%	19.4%
Aerospace Structures	7.8%	(60.9)%	6.1%	(11.8)%
Precision Components	1.3%	9.6%	1.0%	9.5%
Product Support	16.8%	15.9%	16.7%	13.9%
Consolidated	6.5%	(13.8)%	6.6%	3.2%

Depreciation and Amortization:
Integrated Systems	$9,766	$10,659	$30,228	$31,316
Aerospace Structures	17,942	245,266	54,289	276,845
Precision Components	13,999	11,407	42,344	39,600
Product Support	2,294	2,462	7,230	7,352
Corporate	330	434	989	1,224
	$44,331	$270,228	$135,080	$356,337

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(7,628)	$(9,804)	$(27,101)	$(30,316)
Aerospace Structures	(21,105)	(23,831)	(60,190)	(67,039)
Precision Components	(473)	(790)	(1,740)	(2,573)
	$(29,206)	$(34,425)	$(89,031)	$(99,928)

Capital Expenditures:
Integrated Systems	$2,763	$10,444	$8,586	$20,309
Aerospace Structures	2,228	8,028	9,820	23,494
Precision Components	2,636	5,853	11,040	16,979
Product Support	687	714	2,020	2,047
Corporate	843	196	1,657	534
	$9,157	$25,235	$33,123	$63,363

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Income (loss)	$29,332	$(88,649)	$83,872	$35,695

Add-back:
Income tax expense	6,136	(53,393)	32,786	6,429
Interest expense and other	19,698	15,792	55,721	49,539
Curtailment charge	—	—	—	2,863
Loss on divestiture and assets held for sale	14,350	—	19,124	—
Legal settlement charges	—	12,400	—	12,400
Amortization of acquired contract liabilities	(29,206)	(34,425)	(89,031)	(99,928)
Depreciation and amortization	44,331	270,228	135,080	356,337

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$84,641	$121,953	$237,552	$363,335

Net Sales #	$844,863	$913,866	$2,612,885	$2,828,278

Adjusted EBITDA Margin #	10.4%	13.9%	9.4%	13.3%

# Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired
Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Income	$29,332

Add-back:
Income tax expense	6,136
Interest expense and other	19,698

Operating Income (Loss)	$55,166	$51,596	$23,867	$2,942	$14,662	$(37,901)

Loss on assets held for sale	14,350	—	—	—	—	14,350
Amortization of acquired contract liabilities	(29,206)	(7,628)	(21,105)	(473)	—	—
Depreciation and amortization	44,331	9,766	17,942	13,999	2,294	330

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$84,641	$53,734	$20,704	$16,468	$16,956	$(23,221)

Net Sales	$844,863	$256,080	$304,235	$226,294	$87,292	$(29,038)

Adjusted EBITDA Margin	10.4%	21.6%	7.3%	7.3%	19.4%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Income	$83,872

Add-back:
Income tax expense	32,786
Interest expense and other	55,721

Operating Income (Loss)	$172,379	$145,379	$57,898	$7,223	$42,986	$(81,107)

Loss on divestiture and assets held for sale	19,124	—	—	—	—	19,124
Amortization of acquired contract liabilities	(89,031)	(27,101)	(60,190)	(1,740)	—	—
Depreciation and amortization	135,080	30,228	54,289	42,344	7,230	989

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$237,552	$148,506	$51,997	$47,827	$50,216	$(60,994)

Net Sales	$2,612,885	$758,803	$956,114	$740,354	$257,317	$(99,703)

Adjusted EBITDA Margin	9.4%	20.3%	5.8%	6.5%	19.5%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Loss	$(88,649)

Add-back:
Income tax expense	(53,393)
Interest expense and other	15,792

Operating (Loss) Income	$(126,250)	$52,321	$(210,938)	$24,106	$12,402	(4,141)

Legal settlement charges	12,400	—	10,500	—	1,900	—
Amortization of acquired contract liabilities	(34,425)	(9,804)	(23,831)	(790)	—	—
Depreciation and amortization	270,228	10,659	245,266	11,407	2,462	434

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$121,953	$53,176	$20,997	$34,723	$16,764	$(3,707)

Net Sales	$913,866	$271,849	$346,639	$250,284	$78,127	$(33,033)

Adjusted EBITDA Margin	13.9%	20.3%	6.5%	13.9%	21.5%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$35,695

Add-back:
Income tax expense	6,429
Interest expense and other	49,539

Operating Income (Loss)	$91,663	$153,978	$(132,458)	$74,468	$31,514	(35,839)

Curtailment charge	2,863	—	—	—	—	2,863
Legal settlement charges	12,400	—	10,500	—	1,900	—
Amortization of acquired contract liabilities	(99,928)	(30,316)	(67,039)	(2,573)	—	—
Depreciation and amortization	356,337	31,316	276,845	39,600	7,352	1,224

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$363,335	$154,978	$87,848	$111,495	$40,766	$(31,752)

Net Sales	$2,828,278	$791,901	$1,127,230	$781,250	$226,649	$(98,752)

Adjusted EBITDA Margin	13.3%	20.3%	8.3%	14.3%	18.0%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	December 31, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$35,468	$29,332	$0.59
Transformation Related Costs:
Loss on assets held for sale	14,350	10,476	0.21
Restructuring costs (non-cash)	3,065	2,237	0.05
Restructuring costs (cash)	11,067	8,079	0.16
Adjusted Income from Continuing Operations - non-GAAP	$63,950	$50,124	$1.01

	Nine Months Ended
	December 31, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$116,658	$83,872	$1.70
Adjustments:
Triumph Precision Components - Strike related costs	15,701	11,462	0.23
Triumph Precision Components - Inventory write-down	6,089	4,445	0.09
Triumph Aerospace Structures - UAS program	14,200	10,366	0.21
Loss on divestiture and assets held for sale	19,124	15,250	0.31
Restructuring cost (non-cash)	10,296	7,516	0.15
Restructuring costs (cash)	28,180	20,571	0.42
Adjusted Income from Continuing Operations - non-GAAP	$210,248	$153,482	$3.11

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	December 31, 2015
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(142,042)	$(88,649)	$(1.80)
Adjustments:
Legal settlement charges	12,400	8,531	0.17
Tradename impairment	229,200	148,751	3.02
Adjusted Income from Continuing Operations - non-GAAP	$99,558	$68,633	$1.39

	Nine Months Ended
	December 31, 2015
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$42,124	$35,695	$0.72
Adjustments:
Legal settlement charges	12,400	8,531	0.17
Tradename impairment	229,200	148,751	3.02
Facility consolidation costs	5,360	3,688	0.07
Curtailment charge	2,863	1,970	0.04
Adjusted Income from Continuing Operations - non-GAAP	$291,947	$198,635	$4.03	*

* Difference due to rounding.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended	Three Months Ended
	December 31, 2016	December 31, 2015
Operating income (loss) - GAAP	$55,166	(126,250)

Adjustments:
Loss on assets held for sale	14,350	—
Tradename impairment	—	229,200
Legal settlement charges	—	12,400
Restructuring costs (non- cash)	3,065	—
Restructuring costs (cash)	11,067	—
Adjusted Operating Income - non-GAAP	$83,648	$115,350

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow available for debt reduction.

	Three Months Ended	Nine Months Ended
	December 31,	December 31,
	2016	2016

Cash flow from operations	$(41,415)	$(172,651)
Less:
Capital expenditures	(9,157)	(33,123)
Sale of assets	13,141	23,185
Free cash flow available for debt reduction, acquisitions and share repurchases	$(37,431)	$(182,589)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2016	2016
Calculation of Net Debt
Current portion	$187,731	$42,441
Long-term debt	1,470,649	1,374,879
Total debt	1,658,380	1,417,320
Plus: Deferred debt issuance costs	12,493	8,971
Less: Cash	(35,461)	(20,984)
Net debt	$1,635,412	$1,405,307

Calculation of Capital
Net debt	$1,635,412	$1,405,307
Stockholders' equity	980,816	934,944
Total capital	$2,616,228	$2,340,251

Percent of net debt to capital	62.5%	60.0%